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                                                                    EXHIBIT 4(l)

                         ==============================

                                     FORM OF
                    TARGETED GROWTH ENHANCED TERMS SECURITIES
                               GUARANTEE AGREEMENT

                                TARGETS TRUST III

                            Dated as of       , 1999

                         ==============================
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                                TABLE OF CONTENTS

                                    ARTICLE I
                         DEFINITIONS AND INTERPRETATION

SECTION 1.1   Definitions and Interpretation.................................1

                                   ARTICLE II
                               TRUST INDENTURE ACT

SECTION 2.1   Trust Indenture Act: Application...............................4
SECTION 2.2   Lists of Holders of Securities.................................4
SECTION 2.3   Reports by the TARGETS Guarantee Trustee.......................5
SECTION 2.4   Periodic Reports to TARGETS Guarantee Trustee..................5
SECTION 2.5   Evidence of Compliance with Conditions Precedent...............5
SECTION 2.6   Events of Default; Waiver......................................5
SECTION 2.7   Event of Default  Notice.......................................5
SECTION 2.8   Conflicting Interests..........................................6

                                   ARTICLE III
            POWERS, DUTIES AND RIGHTS OF TARGETS GUARANTEE TRUSTEE

SECTION 3.1   Powers and Duties of the TARGETS Guarantee Trustee.............6
SECTION 3.2   Certain Rights of TARGETS Guarantee Trustee....................8
SECTION 3.3   Not Responsible for Recitals or Issuance of Guarantee.........10

                                   ARTICLE IV
                            TARGETS GUARANTEE TRUSTEE

SECTION 4.1   TARGETS Guarantee Trustee; Eligibility........................10
SECTION 4.2   Appointment. Removal and Resignation of TARGETS Guarantee
                Trustees....................................................10

                                    ARTICLE V
                                    GUARANTEE

SECTION 5.1   Guarantee.....................................................11
SECTION 5.2   Waiver of Notice and Demand...................................11
SECTION 5.3   Obligations Not Affected......................................12
SECTION 5.4   Rights of Holders.............................................12
SECTION 5.5   Guarantee of Payment..........................................13
SECTION 5.6   Subrogation...................................................13
SECTION 5.7   Independent Obligations.......................................13
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                                   ARTICLE VI
                                   TERMINATION

SECTION 6.1   Termination...................................................13

                                   ARTICLE VII
                                 INDEMNIFICATION

SECTION 7.1   Exculpation...................................................14
SECTION 7.2   Indemnification...............................................14

                                  ARTICLE VIII
                                  MISCELLANEOUS

SECTION 8.1   Successors and Assigns........................................15
SECTION 8.2   Amendments....................................................15
SECTION 8.3   Consolidations and Mergers....................................15
SECTION 8.4   Notices.......................................................15
SECTION 8.5   Benefit.......................................................16
SECTION 8.6   Governing Law.................................................16


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            This GUARANTEE AGREEMENT (the "TARGETS Guarantee"), dated as of
           , 1999, is executed and delivered by Salomon Smith Barney Holdings Inc., a Delaware corporation (together with any successors by way of merger the "Guarantor"), and The Chase Manhattan Bank, as trustee (the "TARGETS Guarantee Trustee"), for the benefit of the Holders (as defined herein) from time to time of the TARGETS (as defined herein) of TARGETS Trust III, a Delaware statutory business trust (the "Issuer").

            WHEREAS, pursuant to an Amended and Restated Declaration of Trust
(the "Declaration"), dated as of            , 1999 among the trustees of the
Issuer named therein, the Guarantor, as sponsor, and the holders from time to time of undivided beneficial interests in the assets of the Issuer, the Issuer
is issuing on the date hereof     preferred securities designated the Targeted
Growth Enhanced Terms Securities(R) (the "TARGETS");

            WHEREAS, as incentive for the Holders to purchase the TARGETS, the Guarantor desires irrevocably and unconditionally to agree, to the extent set forth in this TARGETS Guarantee, to pay to the Holders the Guarantee Payments (as defined herein) and to make certain other payments on the terms and conditions set forth herein.

            NOW, THEREFORE, in consideration of the purchase by each Holder of TARGETS, which purchase the Guarantor hereby agrees shall benefit the Guarantor, the Guarantor executes and delivers this TARGETS Guarantee for the benefit of the Holders.

                                    ARTICLE I
                         DEFINITIONS AND INTERPRETATION

SECTION 1.1 Definitions and Interpretation

In this TARGETS Guarantee, unless the context otherwise requires:

            (a) Capitalized terms used in this TARGETS Guarantee but not defined in the preamble above have the respective meanings assigned to them in this Section 1.1;

            (b) A term defined anywhere in this TARGETS Guarantee has the same meaning throughout;

            (c) all references to "the TARGETS Guarantee" or "this TARGETS Guarantee" are to this TARGETS Guarantee as modified, supplemented or amended from time to time;

            (d) all references in this TARGETS Guarantee to Articles and Sections are to Articles and Sections of this TARGETS Guarantee, unless otherwise specified;
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            (e)   a term defined in the Trust Indenture Act has the same meaning when used in this TARGETS Guarantee, unless otherwise defined in this TARGETS Guarantee or unless the context otherwise requires; and

            (f) a reference to the singular includes the plural and vice versa.

            "Accelerated Maturity Date" has the meaning specified in the Declaration.

            "Accelerated Maturity Payment" has the meaning specified in the Declaration.

            "Affiliate" has the same meaning as given to that term in Rule 405 of the Securities Act of 1933, as amended, or any successor rule thereunder.

            "Authorized Officer" of a Person means any Person that is authorized to bind such Person.

            "Business Day" means any day other than a Saturday, Sunday or a day on which banking institutions in The City of New York are permitted or required by any applicable law to close.

            "Common Securities" means the securities representing common undivided beneficial interests in the assets of the Issuer.

            "Corporate Trust Office" means the office of the TARGETS Guarantee Trustee at which the corporate trust business of the TARGETS Guarantee Trustee shall, at any particular time, be principally administered, which office at the date of execution of this Agreement is located at 450 West 33rd Street - 15th Floor, New York, New York 10001.

            "Covered Person" means any Holder or beneficial owner of TARGETS.

            "Event of Default" means a default by the Guarantor on any of its payment or other obligations under this TARGETS Guarantee.

            "Forward Contract" means the Forward Contract of the Guarantor issuable under the Indenture, held by the Institutional Trustee (as defined in the Declaration) of the Issuer.

            "Guarantee Payments" means the following payments or distributions, without duplication, with respect to the TARGETS, to the extent not paid or made by the Issuer: (i) any Maturity Payment that is required to be made in respect of the TARGETS, to the extent the Issuer has funds available therefor, (ii) any Accelerated Maturity Payment that is required to be made in respect of the TARGETS, to the extent the Issuer has funds available therefor, (iii) any Quarterly Distribution that is required to be made in respect of the TARGETS, to the extent the Issuer has funds available therefor, (iv) any distribution of Treasury Proceeds that is required to be made in respect of the TARGETS, to the extent the Issuer has funds available therefor, and (v) any other remaining assets of the Issuer payable to the Holders of the TARGETS upon liquidation of the Issuer.


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            "Holder" shall mean any holder, as registered on the books and records of the Issuer, of any TARGETS; provided, however, that in determining whether the holders of the requisite percentage of TARGETS have given any request, notice, consent or waiver hereunder, "Holder" shall not include the Guarantor or any Affiliate of the Guarantor.

            "Indemnified Person" means the TARGETS Guarantee Trustee, any Affiliate of the TARGETS Guarantee Trustee, or any officers, directors, shareholders, members, partners, employees, representatives, nominees, custodians or agents of the TARGETS Guarantee Trustee.

            "Indenture" means the Indenture dated as of        , 1999, between
the Guarantor and The Chase Manhattan Bank, as trustee, and any indenture supplemental thereto pursuant to which the securities representing interests in a Forward Contract (defined in the Indenture as the "Securities") are to be issued to the Institutional Trustee of the Issuer.

            "Majority of the TARGETS" means, except as provided by the Trust Indenture Act, a vote by Holder(s), voting separately as a class, holding TARGETS representing more than 50% of the aggregate beneficial interests represented by all outstanding TARGETS.

            "Maturity Date" has the meaning specified in the Declaration.

            "Maturity Payment" has the meaning specified in the Declaration.

            "Officers' Certificate" means, with respect to any Person, a certificate signed by two Authorized Officers of such Person. Any Officers' Certificate delivered with respect to compliance with a condition or covenant provided for in this TARGETS Guarantee shall include:

            (a) a statement that each officer signing the Officers' Certificate has read the covenant or condition and the definitions relating thereto;

            (b) a brief statement of the nature and scope of the examination or investigation undertaken by each officer in rendering the Officers' Certificate;

            (c) a statement that each such officer has made such examination or investigation as, in such officer's opinion, is necessary to enable such officer to express an informed opinion as to whether or not such covenant or condition has been complied with; and

            (d) a statement as to whether, in the opinion of each such officer, such condition or covenant has been complied with.

            "Person" means a legal person, including any individual, corporation, estate, partnership, joint venture, association, joint stock company, limited liability company, trust, unincorporated association, or government or any agency or political subdivision thereof, or any other entity of whatever nature.

            "Quarterly Distribution" has the meaning specified in the Declaration.


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            "Responsible Officer" means, with respect to the TARGETS Guarantee
Trustee, any officer within the Corporate Trust Office of the TARGETS Guarantee Trustee, including any vice-president, any assistant vice-president, any assistant secretary, the treasurer, any assistant treasurer, trust officer or other officer of the Corporate Trust Office of the TARGETS Guarantee Trustee customarily performing functions similar to those performed by any of the above designated officers and, in any case, that has direct responsibility for the administration of this TARGETS Guarantee and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of that officer's knowledge of and familiarity with the particular subject.

            "Successor TARGETS Guarantee Trustee" means a successor TARGETS Guarantee Trustee possessing the qualifications to act as TARGETS Guarantee Trustee under Section 4.1.

            "TARGETS Guarantee Trustee" means The Chase Manhattan Bank, until a Successor TARGETS Guarantee Trustee has been appointed and has accepted such appointment pursuant to the terms of this TARGETS Guarantee and thereafter means each such Successor TARGETS Guarantee Trustee.

            "Treasury Proceeds" has the meaning specified in the Indenture.

            "Treasury Securities" has the meaning specified in the Declaration.

            "Trust Indenture Act" means the Trust Indenture Act of 1939, as amended.

                                   ARTICLE II
                               TRUST INDENTURE ACT

SECTION 2.1 Trust Indenture Act: Application

            (a) This TARGETS Guarantee is subject to the provisions of the Trust Indenture Act that are required to be part of this TARGETS Guarantee and shall, to the extent applicable, be governed by such provisions; and

            (b) if and to the extent that any provision of this TARGETS Guarantee limits, qualifies or conflicts with the duties imposed by Section 310 to 317, inclusive, of the Trust Indenture Act, such imposed duties shall control.

SECTION 2.2 Lists of Holders of Securities

            (a) The Guarantor shall provide the TARGETS Guarantee Trustee with a list, in such form as the TARGETS Guarantee Trustee may reasonably require, of the names and addresses of the Holders ("List of Holders") as of such date, (i) within one Business Day after January 1 and June 30 of each year, and (ii) at any other time within 30 days of receipt by the Guarantor of a written request for a List of Holders as of a date no more than 14 days before such List of Holders is given to the TARGETS Guarantee Trustee; provided that the Guarantor shall


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not be obligated to provide such List of Holders at any time the List of Holders does not differ from the most recent List of Holders given to the TARGETS Guarantee Trustee by the Guarantor. The TARGETS Guarantee Trustee may destroy any List of Holders previously given to it on receipt of a new List of Holders.

            (b) The TARGETS Guarantee Trustee shall comply with its obligations under Sections 311(a), 311(b) and 312 (b) of the Trust Indenture Act.

SECTION 2.3 Reports by the TARGETS Guarantee Trustee

            Within 60 days after April 15 of each year, the TARGETS Guarantee Trustee shall provide to the Holders such reports as are required by Section 313 of the Trust Indenture Act, if any, in the form and in the manner provided by
Section 313 of the Trust Indenture Act. The TARGETS Guarantee Trustee shall also comply with the requirements of Section 313(d) of the Trust Indenture Act.

SECTION 2.4 Periodic Reports to TARGETS Guarantee Trustee

            The Guarantor shall provide to the TARGETS Guarantee Trustee such documents, reports and information as required by Section 314 (if any) and the compliance certificate required by Section 314 of the Trust Indenture Act in the form, in the manner and at the times required by Section 314 of the Trust Indenture Act.

SECTION 2.5 Evidence of Compliance with Conditions Precedent

            The Guarantor shall provide to the TARGETS Guarantee Trustee such evidence of compliance with any conditions precedent, if any, provided for in this TARGETS Guarantee that relate to any of the matters set forth in Section 314(c) of the Trust Indenture Act. Any certificate or opinion required to be given by an officer pursuant to Section 314(c)(1) may be given in the form of an Officers' Certificate.

SECTION 2.6 Events of Default; Waiver

            The Holders of a Majority of TARGETS may, by vote, on behalf of the Holders of all of the TARGETS, waive any past Event of Default and its consequences. Upon such waiver, any such Event of Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this TARGETS Guarantee, but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon.

SECTION 2.7 Event of Default; Notice

            (a) The TARGETS Guarantee Trustee shall, within 90 days after the occurrence of an Event of Default, transmit by mail, first class postage prepaid, to the Holders, notices of all Events of Default actually known to a Responsible Officer of the TARGETS Guarantee Trustee, unless such defaults have been cured before the giving of such notice; provided that the


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TARGETS Guarantee Trustee shall be protected in withholding such notice if and so long as a Responsible Officer of the TARGETS Guarantee Trustee in good faith determines that the withholding of such notice is in the interests of the Holders.

            (b) The TARGETS Guarantee Trustee shall not be deemed to have knowledge of any Event of Default unless the TARGETS Guarantee Trustee shall have received written notice of such Event of Default or a Responsible Officer of the TARGETS Guarantee Trustee charged with the administration of the Declaration shall have obtained actual knowledge of such Event of Default.

SECTION 2.8 Conflicting Interests

            The Declaration shall be deemed to be specifically described in this TARGETS Guarantee for the purposes of clause (i) of the first proviso contained in Section 310(b) of the Trust Indenture Act.

                                   ARTICLE III
                          POWERS, DUTIES AND RIGHTS OF
                            TARGETS GUARANTEE TRUSTEE

SECTION 3.1 Powers and Duties of the TARGETS Guarantee Trustee

            (a) This TARGETS Guarantee shall be held by the TARGETS Guarantee Trustee for the benefit of the Holders, and the TARGETS Guarantee Trustee shall not transfer its right, title and interest in this TARGETS Guarantee to any Person except a Holder exercising his or her rights pursuant to Section 5.4(b) or to a Successor TARGETS Guarantee Trustee on acceptance by such Successor TARGETS Guarantee Trustee of its appointment to act as Successor TARGETS Guarantee Trustee. The right, title and interest of the TARGETS Guarantee Trustee shall automatically vest in any Successor TARGETS Guarantee Trustee, and such vesting and cessation of title shall be effective whether or not conveyancing documents have been executed and delivered pursuant to the appointment of such Successor TARGETS Guarantee Trustee.

            (b) If an Event of Default actually known to a Responsible Officer of the TARGETS Guarantee Trustee has occurred and is continuing, the TARGETS Guarantee Trustee shall enforce this TARGETS Guarantee for the benefit of the Holders of the TARGETS.

            (c) The TARGETS Guarantee Trustee, before the occurrence of any Event of Default and after the curing of all Events of Default that may have occurred, shall undertake to perform only such duties as are specifically set forth in this TARGETS Guarantee, and no implied covenants shall be read into this TARGETS Guarantee against the TARGETS Guarantee Trustee. In case an Event of Default has occurred (that has not been cured or waived pursuant to Section 2.6) and is actually known to a Responsible Officer of the TARGETS Guarantee Trustee, the TARGETS Guarantee Trustee shall exercise such of the rights and powers vested in it by this TARGETS Guarantee, and use the same degree of care and skill in its exercise thereof, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.


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            (d) No provision of this TARGETS Guarantee shall be construed to relieve the TARGETS Guarantee Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

                  (i) prior to the occurrence of any Event of Default and after the curing or waiving of all such Events of Default that may have occurred:

                        (A) the duties and obligations of the TARGETS Guarantee
            TARGETS Guarantee, and the TARGETS Guarantee Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this TARGETS Guarantee, and no implied covenants or obligations shall be read into this TARGETS Guarantee against the TARGETS Guarantee Trustee; and

                        (B) in the absence of bad faith on the part of the
            TARGETS Guarantee Trustee, the TARGETS Guarantee Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the TARGETS Guarantee Trustee and conforming to the requirements of this TARGETS Guarantee, but in the case of any such certificates or opinions that by any provision hereof are specifically required to be furnished to the TARGETS Guarantee Trustee, the TARGETS Guarantee Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this TARGETS Guarantee;

                  (ii) the TARGETS Guarantee Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer of the TARGETS Guarantee Trustee, unless it shall be proved that the TARGETS Guarantee Trustee was negligent in ascertaining the pertinent facts upon which such judgment was made;

                  (iii) the TARGETS Guarantee Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of not less than a Majority of the TARGETS relating to the time, method and place of conducting any proceeding for any remedy available to the TARGETS Guarantee Trustee, or exercising any trust or power conferred upon the TARGETS Guarantee Trustee under this TARGETS Guarantee;

                  (iv) no provision of this TARGETS Guarantee shall require the TARGETS Guarantee Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers, if the TARGETS Guarantee Trustee shall have reasonable grounds for believing that the repayment of such funds or liability is not reasonably assured to it under the terms of this TARGETS Guarantee or indemnity, reasonably satisfactory to the TARGETS Guarantee Trustee, against such risk or liability is not reasonably assured to it;


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                  (v) The granting of any right to the TARGETS Guarantee Trustee hereunder shall not, subject to the following, be deemed to impose on the TARGETS Guarantee Trustee an obligation to exercise such rights subject to 3.1(d)(vi); and

                  (vi) the TARGETS Guarantee Trustee shall not be obligated to exercise any remedy or take any action hereunder unless directed to do so by the holders of a Majority of the TARGETS and shall have no liability for its failure to act pending receipt by it of any such direction.

            This Section 3.1 is in furtherance of and subject to Sections 315 and 316 of the Trust Indenture Act.

SECTION 3.2 Certain Rights of TARGETS Guarantee Trustee

            (a)   Subject to the provisions of Section 3.1:

                  (i) The TARGETS Guarantee Trustee may conclusively rely, and shall be fully protected in acting or refraining from acting upon, any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed, sent or presented by the proper party or parties.

                  (ii) Any direction or act of the Guarantor contemplated by this TARGETS Guarantee shall be sufficiently evidenced by an Officers' Certificate.

                  (iii) Whenever, in the administration of this TARGETS Guarantee, the TARGETS Guarantee Trustee shall deem it desirable that a matter be proved or established before taking, suffering or omitting any action hereunder, the TARGETS Guarantee Trustee (unless other evidence is herein specifically prescribed) may, in the absence of bad faith on its part, request and conclusively rely upon an Officers' Certificate which, upon receipt of such request, shall be promptly delivered by the Guarantor.

                  (iv) The TARGETS Guarantee Trustee shall have no duty to see to any recording, filing or registration of any instrument (or any rerecording, refiling or registration thereof).

                  (v) The TARGETS Guarantee Trustee may consult with counsel, and the advice or opinion of such counsel with respect to legal matters shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with such advice or opinion. Such counsel may be counsel to the Guarantor or any of its Affiliates and may include any of its employees. The TARGETS Guarantee Trustee shall have the right at any time to seek instructions concerning the administration of this TARGETS Guarantee from any court of competent jurisdiction.


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                  (vi) The TARGETS Guarantee Trustee shall be under no
      obligation to exercise any of the rights or powers vested in it by this TARGETS Guarantee at the request or direction of any Holder, unless such Holder shall have provided to the TARGETS Guarantee Trustee such security and indemnity, reasonably satisfactory to the TARGETS Guarantee Trustee, against the costs, expenses (including attorneys' fees and expenses and the expenses of the TARGETS Guarantee Trustee's agents, nominees or custodians) and liabilities that might be incurred by it in complying with such request or direction, including such reasonable advances as may be requested by the TARGETS Guarantee Trustee; provided that nothing contained in this Section 3.2(a) (vi) shall be taken to relieve the TARGETS Guarantee Trustee, upon the occurrence of an Event of Default, of its obligation to exercise the rights and powers vested in it by this TARGETS Guarantee.

                  (vii) The TARGETS Guarantee Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the TARGETS Guarantee Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit.

                  (viii) The TARGETS Guarantee Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, nominees, custodians or attorneys, and the TARGETS Guarantee Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder.

                  (ix) Any action taken by the TARGETS Guarantee Trustee or its agents hereunder shall bind the Holders of the TARGETS, and the signature of the TARGETS Guarantee Trustee or its agents alone shall be sufficient and effective to perform any such action. No third party shall be required to inquire as to the authority of the TARGETS Guarantee Trustee to so act or as to its compliance with any of the terms and provisions of this TARGETS Guarantee, both of which shall be conclusively evidenced by the TARGETS Guarantee Trustee's or its agent's taking such action.

                  (x) Whenever in the administration of this TARGETS Guarantee the TARGETS Guarantee Trustee shall deem it desirable to receive instructions with respect to enforcing any remedy or right or taking any other action hereunder, the TARGETS Guarantee Trustee (i) may request instructions from the Holders of a Majority of the TARGETS, (ii) may refrain from enforcing such remedy or right or taking such other action until such instructions are received, and (iii) shall be protected in conclusively relying on or acting in accordance with such instructions.

            (b) No provision of this TARGETS Guarantee shall be deemed to impose any duty or obligation on the TARGETS Guarantee Trustee to perform any act or acts or exercise any right, power, duty or obligation conferred or imposed on it in any jurisdiction in which it shall be


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

illegal, or in which the TARGETS Guarantee Trustee shall be unqualified or incompetent in accordance with applicable law, to perform any such act or acts or to exercise any such right, power, duty or obligation. No permissive power or authority available to the TARGETS Guarantee Trustee shall be construed to be a duty.

SECTION 3.3 Not Responsible for Recitals or Issuance of Guarantee

            The recitals contained in this Guarantee shall be taken as the statements of the Guarantor, and the TARGETS Guarantee Trustee does not assume any responsibility for their correctness. The TARGETS Guarantee Trustee makes no representation as to the validity or sufficiency of this TARGETS Guarantee.

                                   ARTICLE IV
                            TARGETS GUARANTEE TRUSTEE

SECTION 4.1 TARGETS Guarantee Trustee; Eligibility

            (a) There shall at all times be a TARGETS Guarantee Trustee which shall:

                  (i) not be an Affiliate of the Guarantor; and

                  (ii) be a corporation organized and doing business under the laws of the United States of America or any State or Territory thereof or of the District of Columbia, or a corporation or Person permitted by the Securities and Exchange Commission to act as an institutional trustee under the Trust Indenture Act, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least 50 million U.S. dollars ($50,000,000), and subject to supervision or examination by Federal, State, Territorial or District of Columbia authority. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the supervising or examining authority referred to above, then, for the purposes of this
      Section 4.1(a) (ii), the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.

            (b) If at any time the TARGETS Guarantee Trustee shall cease to be eligible to so act under Section 4.1(a), the TARGETS Guarantee Trustee shall immediately resign in the manner and with the effect set out in Section 4.2(c).

            (c) If the TARGETS Guarantee Trustee has or shall acquire any "conflicting interest" within the meaning of Section 310(b) of the Trust Indenture Act, the TARGETS Guarantee Trustee and Guarantor shall in all respects comply with the provisions of Section 310(b) of the Trust Indenture Act.

SECTION 4.2 Appointment, Removal and Resignation of TARGETS Guarantee Trustees

            (a) Subject to Section 4.2(b), the TARGETS Guarantee Trustee may be appointed or removed without cause at any time by the Guarantor.


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            (b) The TARGETS Guarantee Trustee shall not be removed in accordance with Section 4.2(a) until a Successor TARGETS Guarantee Trustee has been appointed and has accepted such appointment by written instrument executed by such Successor TARGETS Guarantee Trustee and delivered to the Guarantor.

            (c) The TARGETS Guarantee Trustee appointed to office shall hold office until a Successor TARGETS Guarantee Trustee shall have been appointed or until its removal or resignation. The TARGETS Guarantee Trustee may resign from office (without need for prior or subsequent accounting) by an instrument in writing executed by the TARGETS Guarantee Trustee and delivered to the Guarantor, which resignation shall not take effect until a Successor TARGETS Guarantee Trustee has been appointed and has accepted such appointment by instrument in writing executed by such Successor TARGETS Guarantee Trustee and delivered to the Guarantor and the resigning TARGETS Guarantee Trustee.

            (d) If no Successor TARGETS Guarantee Trustee shall have been appointed and accepted appointment as provided in this Section 4.2 within 60 days after delivery to the Guarantor of an instrument of resignation, the resigning TARGETS Guarantee Trustee may petition any court of competent jurisdiction for appointment of a Successor TARGETS Guarantee Trustee. Such court may thereupon, after prescribing such notice, if any, as it may deem proper, appoint a Successor TARGETS Guarantee Trustee.

            (e) No TARGETS Guarantee Trustee shall be liable for the acts or omissions to act of any Successor TARGETS Guarantee Trustee.

            (f) Upon termination of this TARGETS Guarantee or removal or resignation of the TARGETS Guarantee Trustee pursuant to this Section 4.2, the Guarantor shall pay to the TARGETS Guarantee Trustee all amounts accrued and owing to such TARGETS Guarantee Trustee to the date of such termination, removal or resignation.

                                    ARTICLE V
                                    GUARANTEE

SECTION 5.1 Guarantee

            The Guarantor irrevocably and unconditionally agrees to pay in full to the Holders the Guarantee Payments (without duplication of amounts theretofore paid by the Issuer), as and when due, regardless of any defense, right of set-off or counterclaim that the Issuer may have or assert. The Guarantor's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by the Guarantor to the Holders or by causing the Issuer to pay such amounts to the Holders.

SECTION 5.2 Waiver of Notice and Demand

            The Guarantor hereby waives notice of acceptance of this TARGETS Guarantee and of any liability to which it applies or may apply, presentment, demand for payment, any right to require a proceeding first against the Issuer or any other Person before proceeding against the


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

Guarantor, protest, notice of nonpayment, notice of dishonor, notice of redemption and all other notices and demands.

SECTION 5.3 Obligations Not Affected

            The obligations, covenants, agreements and duties of the Guarantor under this TARGETS Guarantee shall in no way be affected or impaired by reason of the happening from time to time of any of the following:

            (a) the release or waiver, by operation of law or otherwise, of the performance or observance by the Issuer of any express or implied agreement, covenant, term or condition relating to the TARGETS to be performed or observed by the Issuer;

            (b) the extension of time for the payment by the Issuer of all or any portion of the Maturity Payment, Accelerated Maturity Payment, Quarterly Distributions, Treasury Proceeds or any other sums payable under the terms of the TARGETS or the extension of time for the performance of any other obligation under, arising out of, or in connection with, the TARGETS;

            (c) any failure, omission, delay or lack of diligence on the part of the Holders to enforce, assert or exercise any right, privilege, power or remedy conferred on the Holders pursuant to the terms of the TARGETS, or any action on the part of the Issuer granting indulgence or extension of any kind;

            (d) the voluntary or involuntary liquidation, dissolution, sale of any collateral, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition or readjustment of debt of, or other similar proceedings affecting, the Issuer or any of the assets of the Issuer;

            (e) any invalidity of, or defect or deficiency in, the TARGETS;

            (f) the settlement or compromise of any obligation guaranteed hereby or hereby incurred; or

            (g) any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a guarantor, it being the intent of this Section 5.3 that the obligations of the Guarantor hereunder shall be absolute and unconditional under any and all circumstances.

            There shall be no obligation of the Holders to give notice to, or obtain consent of, the Guarantor with respect to the happening of any of the foregoing.

SECTION 5.4 Rights of Holders

            (a) The Holders of a Majority of the TARGETS have the right to direct the time, method and place of conducting any proceeding for any remedy available to the TARGETS Guarantee Trustee in respect of this TARGETS Guarantee or exercising any trust or power conferred upon the TARGETS Guarantee Trustee under this TARGETS Guarantee.

            (b) If the TARGETS Guarantee Trustee fails to enforce its rights under this TARGETS Guarantee, any Holder may directly institute a legal proceeding against the Guarantor to enforce the TARGETS Guarantee Trustee's rights under this TARGETS Guarantee, without first instituting a legal proceeding against the Issuer, the TARGETS Guarantee Trustee or any other Person or entity.

            (c) A Holder of TARGETS may also directly institute a legal proceeding against the Guarantor to enforce such Holder's right to receive payment under this TARGETS Guarantee without first (i) directing the TARGETS Guarantee Trustee to enforce the terms of this TARGETS Guarantee or (ii) instituting a legal proceeding directly against the Issuer or any other Person or entity.

SECTION 5.5 Guarantee of Payment

            This TARGETS Guarantee creates a guarantee of payment and not of collection.

SECTION 5.6 Subrogation

            The Guarantor shall be subrogated to all (if any) rights of the Holders of TARGETS against the Issuer in respect of any amounts paid to such Holders by the Guarantor under this TARGETS Guarantee; provided, however, that the Guarantor shall not (except to the extent required by mandatory provisions of law) be entitled to enforce or exercise any right that it may acquire by way of subrogation or any indemnity, reimbursement or other agreement, in all cases as a result of payment under this TARGETS Guarantee, if, at the time of any such payment, any amounts are due and unpaid under this TARGETS Guarantee. If any amount shall be paid to the Guarantor in violation of the preceding sentence, the Guarantor agrees to hold such amount in trust for the Holders and to pay over such amount to the Holders.

SECTION 5.7 Independent Obligations

            The Guarantor acknowledges that its obligations hereunder are independent of the obligations of the Issuer with respect to the TARGETS, and that the Guarantor shall be liable as principal and as debtor hereunder to make Guarantee Payments pursuant to the terms of this TARGETS Guarantee notwithstanding the occurrence of any event referred to in subsections (a) through (g), inclusive, of Section 5.3 hereof.

                                   ARTICLE VI
                                   TERMINATION

SECTION 6.1 Termination

            This TARGETS Guarantee shall terminate upon the earliest to occur of
(i) full payment of the Maturity Payment and the final payment due in respect of the Treasury Securities, (ii) full payment of the Accelerated Maturity Payment and the distribution of the Treasury Proceeds on an Accelerated Maturity Date to the Holders of the TARGETS and the Common Securities as of the Record Date (as defined in the Indenture) and (iii) full payment of the amounts payable in accordance with the Declaration upon liquidation of the Issuer. Notwithstanding the foregoing, this TARGETS Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any Holder must restore payment of any sums paid under the TARGETS or under this TARGETS Guarantee.

                                   ARTICLE VII
                                 INDEMNIFICATION

SECTION 7.1 Exculpation

            (a) No Indemnified Person shall be liable, responsible or accountable in damages or otherwise to the Guarantor or any Covered Person for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Indemnified Person in good faith in accordance with this TARGETS Guarantee and in a manner that such Indemnified Person reasonably believed to be within the scope of the authority conferred on such Indemnified Person by this TARGETS Guarantee or by law, except that an Indemnified Person shall be liable for any such loss, damage or claim incurred by reason of such Indemnified Person's negligence or willful misconduct with respect to such acts or omissions.

            (b) An Indemnified Person shall be fully protected in relying in good faith upon the records of the Guarantor and upon such information, opinions, reports or statements presented to the Guarantor by any Person as to matters the Indemnified Person reasonably believes are within such other Person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Guarantor, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, profits, losses, or any other facts pertinent to the existence and amount of assets from which Distributions to Holders might properly be paid.

SECTION 7.2 Indemnification

            The Guarantor agrees to indemnify each Indemnified Person for, and to hold each Indemnified Person harmless against, any loss, liability or expense incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of the trust or trusts hereunder, including the costs and expenses (including reasonable legal fees and expenses) of defending itself against, or investigating, any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder. The obligation to indemnify as set forth in this Section 7.2 shall survive the termination of this TARGETS Guarantee.


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

                                  ARTICLE VIII
                                  MISCELLANEOUS

SECTION 8.1 Successors and Assigns

            All guarantees and agreements contained in this TARGETS Guarantee shall bind the successors, assigns, receivers, trustees and representatives of the Guarantor and shall inure to the benefit of the Holders of the TARGETS then outstanding.

SECTION 8.2 Amendments

            Except with respect to any changes that do not adversely affect the rights of Holders (in which case no consent of Holders will be required), this TARGETS Guarantee may be amended only with the prior approval of the Holders of not less than a Majority of the TARGETS. The provisions of Section 12.2 of the Declaration with respect to meetings of Holders apply to the giving of such approval.

SECTION 8.3 Consolidations and Mergers

            The Guarantor may consolidate with, or sell, lease or convey all or substantially all of its assets to, or merge with or into, any other corporation; provided that in any such case (i) either the Guarantor shall be the continuing corporation, or the successor corporation shall be a corporation organized and existing under the laws of the United States of America or any State or Territory thereof or of the District of Columbia and such successor corporation shall expressly assume the due and punctual payment of the Guarantee Payments described herein and the due and punctual performance and observance of all of the covenants and conditions of this TARGETS Guarantee, and (ii) the Guarantor or such successor corporation, as the case may be, shall not, immediately after such merger or consolidation, or such sale, lease or conveyance, be in default in the performance of any such covenant or condition.

SECTION 8.4 Notices

            All notices provided for in this TARGETS Guarantee shall be in writing, duly signed by the party giving such notice, and shall be delivered, telecopied or mailed by first class mail postage prepaid as follows:

            (a) If given to the TARGETS Guarantee Trustee, at the TARGETS Guarantee Trustee's mailing address set forth below (or such other address as the TARGETS Guarantee Trustee may give notice of to the Holders)

                450 West 33rd Street  -  15th Floor
                New York, New York 10001
                Attention:  Structured Finance Services

            (b) If given to the Guarantor, at the Guarantor's mailing address set forth below (or such other address as the Guarantor may give notice of to the Holders)


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

                388 Greenwich Street
                New York, New York  10013

            (c) If given to any Holder, at the address set forth on the books and records of the Issuer.

            All notices provided for in this TARGETS Guarantee shall be deemed to have been given when received in person, telecopied with receipt confirmed, or mailed by first class mail, postage prepaid except that if a notice or other document is refused delivery or cannot be delivered because of a changed address of which no notice was given, such notice or other document shall be deemed to have been delivered on the date of such refusal or inability to deliver.

SECTION 8.5 Benefit

            This TARGETS Guarantee is solely for the benefit of the Holders of the TARGETS and, subject to Section 3.l(a), is not separately transferable from the TARGETS.

SECTION 8.6 Governing Law

            THIS TARGETS GUARANTEE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, AND ALL RIGHTS AND REMEDIES SHALL BE GOVERNED BY SUCH LAWS WITHOUT REGARD FOR THE PRINCIPLES OF ITS CONFLICTS OF LAWS.


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

            THIS TARGETS GUARANTEE is executed as of the day and year first above written.


                                    SALOMON SMITH BARNEY HOLDINGS INC.
                                       as Guarantor

                                    By:
                                       ---------------------------------------
                                       Name:
                                       Title:


                                    THE CHASE MANHATTAN BANK, as
                                       TARGETS Guarantee Trustee

                                    By:
                                       ---------------------------------------
                                       Name:
                                       Title: